UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55580 (Commission File Number)	81-0862795 (IRS Employer Identification No.)

332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On December 28, 2018, Highlands REIT, Inc. (the “Company”) completed the sale of our Bridgeside Pointe property (the “Property”), a 153,110 square-foot office property located in Pittsburgh, Pennsylvania, for a gross sale price of $38.5 million (before certain credits, prorations and closing costs). The Property was sold to Bridgeside PITT, LLC, a buyer unaffiliated with the Company. This transaction is being reported on this Current Report on Form 8-K solely because under applicable requirements dealing with measuring significance of a disposition of assets, the disposition of the Property met one of the significance tests and was therefore deemed a significant disposition. This transaction is not otherwise considered material to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: January 3, 2019	By:	/s/ Richard Vance
	Name:	Richard Vance
	Title	President and Chief Executive Officer